Exhibit 11

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated March 30, 2023, relating to the financial statements of CancerVAX, Inc., as of December 31, 2022 and December 31, 2021 and to all references to our firm included in this Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

March 11, 2024